UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2024

JUPITER NEUROSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41265	47-4828381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 North US HWY 1, Suite 504

Jupiter, Florida 33477

(Address of principal executive offices)

(561) 406-6154

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JUNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2024, Jupiter Neurosciences, Inc. (the “Company” or “us” or “we”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Dominari Securities LLC, as representative of the underwriters named on Schedule I thereto, relating to the Company’s firm commitment underwritten initial public offering (the “Offering”) of common stock, par value $0.0001 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company agreed to sell 2,750,000 shares of Common Stock to the underwriters at a public offering price of $4.00 per share (the “Offering Price”), pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-260183) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use the proceeds primarily to fund the Phase II clinical trial of its product candidate JOTROL™ in patients with Parkinson’s Disease, Strategic Service Agreements to accelerate business activities in South-East Asia, research and development activities regarding evaluation of new product opportunities, payment of the outstanding annual license fees due to Aquanova AG, the repayment of debt, working capital and other general corporate purposes.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make because of any of those liabilities. In exchange for the underwriters’ services, the Company agreed to (i) sell the Common Stock to the underwriters at a purchase price of $3.72 per share representing a 7% underwriting discount, (ii) pay a non-accountable expense allowance to the underwriter equal to 1% of the gross proceeds received at the closing of the offering, and (iii) pay the underwriter’s actual out-of-pocket expenses relating to the offering, not to exceed $175,000.

The Offering closed on December 4, 2024, and the Company sold 2,750,000 shares of Common Stock to the underwriters for total gross proceeds of $11,000,000. After deducting the underwriting commissions, discounts, and offering expenses payable by the Company, the Company received net proceeds of approximately $9.5 million.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 2, 2024, the Company issued a press release with respect to the Company’s entering into the Underwriting Agreement, the listing of its Common Stock on The Nasdaq Capital Market and pricing of the Offering. A copy of this press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

On December 4, 2024, the Company issued a press release with respect to the closing of the Offering. A copy of this press release is filed as Exhibit 99.2 to this Report and incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Underwriting Agreement, dated as of December 2, 2024, between the Company and the certain underwriter set forth in the signature page thereto.
99.1	Press Release dated December 2, 2024.
99.2	Press Release dated December 4, 2024.
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITER NEUROSCIENCES, INC.

Dated: December 4, 2024	By:	/s/ Christer Rosén
	Name:	Christer Rosén
	Title:	Chief Executive Officer